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                                                                Exhibit 99.1


[SOLUTIA logo]


                                                News

                                                SOLUTIA INC.
                                                575 Maryville Centre Drive
                                                St. Louis, Missouri 63141

                                                P.O. Box 66760
                                                St. Louis, Missouri 63166-6767

 FOR IMMEDIATE RELEASE

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                                       MEDIA: Dan Jenkins (314) 674-8552
                                       INVESTORS: Tim Spihlman (314) 674-5206


                  SOLUTIA INC. FILES PLAN OF REORGANIZATION
                          AND DISCLOSURE STATEMENT


           o PROVIDES SIGNIFICANT RELIEF FROM LEGACY LIABILITIES
           o IMPROVES COST STRUCTURE AND BALANCE SHEET
           o ENSURES CONTINUED ENVIRONMENTAL STEWARDSHIP,
             SECURES RETIREE WELFARE BENEFITS, AND PRESERVES PENSION PLAN
           o POSITIONS SOLUTIA TO EMERGE FROM CHAPTER 11
           o FILING SUPPORTED BY OFFICIAL COMMITTEE OF UNSECURED CREDITORS, MONSANTO COMPANY, PHARMACIA CORPORATION,
             AND OFFICIAL COMMITTEE OF RETIREES


ST. LOUIS - FEBRUARY 14, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced it has filed its Plan of Reorganization and Disclosure Statement with the Bankruptcy Court for the Southern District of New York. The filing of the Plan of Reorganization was supported by the Official Committee of Unsecured Creditors (the "Creditors Committee"), Monsanto Company (NYSE: MON) ("Monsanto"), Pharmacia Corporation ("Pharmacia"), and the Official Committee of Retirees (the "Retirees Committee").


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         "While we still have much to do in order to complete this process, filing our Plan of Reorganization takes us one significant step closer to successfully reorganizing Solutia," said Jeffry N. Quinn, president and CEO, Solutia Inc. "This Plan of Reorganization will enable Solutia to emerge from Chapter 11 later this year with an improved competitive position."

RELIEF FROM LEGACY LIABILITIES
------------------------------

         The Plan of Reorganization will provide Solutia with significant relief from the legacy liabilities it was required to assume when spun off from Pharmacia (formerly known as Monsanto) in 1997 ("The Solutia Spinoff"). These legacy liabilities include: 1.) retiree medical, retiree life insurance, and disability benefits ("Retiree Welfare Benefits") for those individuals whom retired or became disabled prior to The Solutia Spinoff ("Pre-Spin Retirees"); 2.) environmental remediation costs related to activities of the chemicals business of Pharmacia that occurred prior to The Solutia Spinoff; and 3.) toxic tort litigation costs relating to chemical exposure associated with the activities of Pharmacia that occurred prior to The Solutia Spinoff.
           "After many months of complex negotiations, we have filed a Plan of Reorganization with the support of our Creditors Committee, Monsanto, Pharmacia and the Retirees Committee," said Quinn. "Through the contributions of these parties, and Monsanto in particular, we will improve our cost structure, strengthen our balance sheet, and greatly reduce the risk profile of the company. Importantly, we will do so while ensuring all environmental remediation commitments will be met, securing and providing significant funding for retiree welfare benefits, and preserving the pension plan."


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         $250 MILLION OF NEW INVESTMENT

         The Plan of Reorganization provides for $250 million of new investment in Reorganized Solutia. This investment will be in the form of a rights offering to certain unsecured creditors, whom will be given the opportunity to purchase 22.7% of the common stock in the reorganized company. Monsanto will backstop the rights offering, meaning it will commit to purchase up to the entire $250 million of stock, thereby making up for any amount of the rights offering left unsubscribed by the unsecured creditors. Of this $250 million, $175 million will be set aside in a Voluntary Employees' Beneficiary Association (VEBA) Retiree Trust to fund the Retiree Welfare Benefits for those Pre-Spin Retirees whom receive these benefits from Solutia; $50 million will be used by Reorganized Solutia to fund its environmental remediation commitments in Anniston, Ala., and Sauget, Ill.; and $25 million will be used by Reorganized Solutia to pay for any of the legacy liabilities that are being retained by the company.

         RELIEF FROM TORT LITIGATION AND ENVIRONMENTAL REMEDIATION LIABILITIES

         Under the Plan of Reorganization, as between it and Solutia, Monsanto also will assume financial responsibilities in the areas of tort litigation and environmental remediation.

         o Monsanto will be financially responsible for all current and future tort litigation costs arising from Pharmacia's chemical business prior to The Solutia Spinoff. This includes litigation arising from exposure to PCBs and other chemicals.

         o Monsanto will accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility at The Solutia Spinoff but which were never owned or operated by Solutia. This includes more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that are not yet identified at this time.


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         o    Monsanto will share with Solutia financial responsibility for off-site remediation costs in Anniston, Ala. and Sauget, Ill. Under this cost-sharing mechanism, Solutia will pay the first $50 million out of the proceeds from the rights offering (as mentioned above); Monsanto would pay the next $50 million, minus amounts it paid toward these sites during Solutia's Chapter 11 case; Solutia would have responsibility for the next $325 million, if needed; after which Monsanto and Solutia would share responsibility equally. Under certain circumstances, Solutia would be able to defer paying certain off-site remediation costs relating to these sites that exceed $30 million in any calendar year, up to $25 million in the aggregate. Any deferred amounts would be paid in the interim by Monsanto, but subject to repayment by Solutia at a later date.

         RETIREE SETTLEMENT

         The Plan of Reorganization provides for a comprehensive retiree settlement that was negotiated with the Retirees Committee, which represents more than 23,000 people whom are former employees of Pharmacia and Solutia and their dependents. Although the settlement includes benefit modifications, the Plan of Reorganization provides significant current funding of these benefit obligations, which greatly improves Solutia's ability to meet these benefit obligations going forward. Under the settlement, retirees will retain their company-provided medical benefits, although their costs for such benefits will increase. Most retirees will retain their company-provided life insurance benefits, although some will experience a modification in the benefit provided. The settlement also maintains Solutia's rights according to a separate 2001 settlement and a post-settlement retiree medical plan, under which the company intends to make certain changes effective Jan. 1, 2007, including the elimination of company-provided medical benefits for certain groups of retirees that also are eligible for Medicare coverage. Although Solutia is communicating directly with retirees regarding this settlement, retirees may also visit http://www.solutia.com/reorganization/retirees.asp for further details.

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         In consideration for the contemplated modification in benefits, the retirees will receive an unsecured claim for $35 million in Solutia's
Chapter 11 case. The common stock received in Reorganized Solutia on account of this claim would be deposited into a Voluntary Employees' Beneficiary Association (VEBA) Retiree Trust that would be used to pay Retiree Welfare Benefits. This is in addition to the $175 million from the rights offering that will be deposited into the VEBA Retiree Trust as stated above. The VEBA Retiree Trust will be a bankruptcy-remote entity and will be managed by an independent trustee.

         ADDITIONAL MATTERS

         The Plan of Reorganization includes an assumption and extension of commercial and operating agreements between Solutia and Monsanto. The Plan also seeks a discharge for Solutia from most pre-petition claims. Except for those liabilities for which Monsanto is specifically assuming financial responsibility as described above, the Plan seeks a release for Monsanto and Pharmacia from certain pre-Solutia Spinoff liabilities, including those related to Retiree Welfare Benefits. Under the Plan, Reorganized Solutia will be an independent, publicly traded company.

ANTICIPATED RECOVERIES AND VALUATION
------------------------------------

         The Plan of Reorganization contains details regarding how the claims of each class of creditors and interest holders will be treated. Solutia's senior secured notes and debtor-in-possession financing will be repaid in full from proceeds from an exit financing package to be arranged by the company to the extent that claims relating to such are allowed by the court. Monsanto will be financially responsible for legacy tort claims, which are unimpaired under the

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Plan. In consideration for its contributions described in the Plan, the resolution of its claim in Solutia's Chapter 11 case, and the settlement of ongoing and potential litigation in the case, among other things, Monsanto will receive common stock in Reorganized Solutia. If Monsanto is required to make the full new money investment contemplated by the rights offering due to its backstop commitment, and based upon the range of unsecured claims as stated below, Monsanto's equity interest in the reorganized company would range from approximately 45% to 49%. The holders of allowed general unsecured claims would receive the remainder of the common stock in Reorganized Solutia. Under the Plan, holders of equity interests in Solutia will receive no distributions on account of such equity interests.
         Within the Disclosure Statement, Solutia currently estimates that the amount of allowed general unsecured claims in the Chapter 11 case will be approximately $0.8 billion to $1.0 billion. However, the ultimate size of the general unsecured claims pool may vary from this estimate, and the actual general unsecured claims pool may be outside the estimated range. The company also estimates that the enterprise value range of Reorganized Solutia will be approximately $2.0 billion to $2.3 billion, with corresponding implied reorganization equity value of approximately $0.7 billion to $1.1 billion. At the mid-point of the estimated range of implied reorganized equity value, the estimated potential range of recoveries for holders of general unsecured claims will be approximately 48% to 56%, based upon the range stated above of the general unsecured claims pool. Recoveries may be impacted by the resolution of litigation pending in the case, as set forth in the Disclosure Statement, and are subject to dilution as a result of the exercise of certain rights including any equity issued to employees or future directors and any options or other rights to acquire shares.

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MEETING THE FOUR OBJECTIVES OF THE SOLUTIA REORGANIZATION STRATEGY
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         Since beginning the Chapter 11 process, Solutia has been
implementing a reorganization strategy focused on four objectives in order to maximize the value of the estate, address the factors that led to the Chapter 11 filing, and enable Solutia to emerge from Chapter 11. Solutia has taken significant steps to meet these four objectives, as discussed below:

         1.) MANAGE THE BUSINESS TO ENHANCE SOLUTIA'S PERFORMANCE. Solutia has conducted thorough strategic reviews of its businesses; adopted a more proactive commercial approach; implemented more performance-based compensation programs; and begun to shape a new, more proactive corporate culture. In addition, the company has implemented a series of successful cost-reduction initiatives at the plant and corporate level; reduced employee headcount; achieved significant cost savings through changes to both non-union and union employee benefits as well as retirement and other post-employment benefits; and achieved substantial cost savings by rejecting or renegotiating numerous contracts and leases.

         2.) MAKE CHANGES TO SOLUTIA'S ASSET PORTFOLIO TO MAXIMIZE THE VALUE OF THE ESTATE. Solutia has invested in key growth businesses. Specifically, the company has entered into an agreement to purchase the remaining 51% stake in its Quimica M joint venture, which includes a polyvinyl butryal (PVB) interlayer plant in Puebla, Mexico; begun the construction of a new PVB interlayer plant in Suzhou, China; installed new production lines for metallized films and dyed films at its site in Martinsville, Va.; and doubled its production capacity of heat transfer fluids in Suzhou, China.

              Solutia also has closed unprofitable businesses such as acrylic fibers and chlorobenzenes, as well as unprofitable operations including the nylon industrial fiber part of its plant in Pensacola, Fla. and the J.F. Queeny plant in St. Louis.

              In addition, Solutia has divested non-core assets such as its 50 percent stake in the Astaris phosphates joint venture and the Axio Research Corporation component of its pharmaceutical services business. Also, Solutia and Akzo-Nobel are exploring the possible sale of Flexsys, their 50/50 rubber chemicals joint venture.

         3.) ACHIEVE REALLOCATION OF LEGACY LIABILITIES. Solutia has negotiated and filed a Plan of Reorganization under which it would gain significant relief from the legacy environmental, tort and retiree liabilities, as described above.

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         4.)  NEGOTIATE AN APPROPRIATE CAPITAL STRUCTURE. Solutia has
              negotiated and filed a Plan of Reorganization that would allow Reorganized Solutia to convert a significant portion of its pre-petition debt to equity. In addition, Solutia's proposed capital structure under the Plan would include pre-funding of a significant portion of its pension funding obligations. As a result of this Plan, Reorganized Solutia would gain an improved balance sheet and a more appropriate capital structure.

THE BUSINESSES OF REORGANIZED SOLUTIA
-------------------------------------

         Actions taken by Solutia management have positioned Reorganized Solutia with a strong portfolio of businesses, many of which have industry-leading positions within their markets. These four business lines include:

         1.) INTEGRATED NYLON - Solutia is one of the world's largest integrated producers of Nylon 6,6, with products including nylon plastics, carpet fibers and intermediate chemicals. In 2005, Integrated Nylon comprised about 58% of Solutia's net sales.

         2.) LAMINATED GLAZING INTERLAYERS - Solutia is the world's largest producer of polyvinyl butryal (PVB) interlayers, which are used by engineers and architects to improve the properties of laminated glass found in automobiles and buildings. In 2005, Laminated Glazing Interlayers comprised about 22% of Solutia's net sales.

         3.) CPFILMS - Solutia is the world's largest producer of high-quality branded aftermarket window films, which are primarily used by consumers to improve the properties of glass already present in automobiles and buildings. In 2005, CPFilms comprised about 7% of Solutia's net sales.

         4.) SPECIALTY PRODUCTS AND SERVICES - Solutia operates a unique set of five specialty businesses: Plastic Products, Technical Products, Heat Transfer Fluids, Aviation Fluids, and Pharmaceutical Services. These businesses are well-positioned, and, in many cases, are world leaders. Together, these businesses comprised about 13% of the company's net sales in 2005.

         "As the Disclosure Statement details, we believe Solutia will emerge from Chapter 11 capable of producing solid financial returns," said Quinn. "Reorganized Solutia will be comprised of high-potential businesses. With our improved cost structure, strengthened balance sheet and reduced risk profile, we will be in a position to achieve that potential after emergence."

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NEXT STEPS IN REORGANIZATION PROCESS
------------------------------------

         The next step in the reorganization process will be to conduct a hearing to consider the legal adequacy of the Disclosure Statement. This hearing date has not yet been set by the Bankruptcy Court. If the Court determines that the Disclosure Statement provides sufficient information for claim holders and other interested parties to vote on the Plan of Reorganization, then the Disclosure Statement and Plan of Reorganization would be sent to claim holders for voting purposes. Following the voting process, Solutia will ask the Bankruptcy Court to hold a hearing to consider approval or "confirmation" of the Plan of Reorganization. If the Court confirms the Plan of Reorganization, Solutia would emerge from Chapter 11 shortly thereafter. Solutia currently anticipates this process will take several months.
         Solutia's Plan of Reorganization and Disclosure Statement are available at http://www.solutia.com/reorganization.


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FORWARD LOOKING STATEMENTS

         This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions and include, but are not limited to, any discussions regarding Reorganized Solutia's valuation, the amount of allowed general unsecured claims, and the percentage of recovery for holders of general unsecured claims. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates, the valuation of Reorganized Solutia, the terms of the Plan of Reorganization, and confirmation of the Plan of Reorganization. Forward-looking statements are not guarantees of future performance or of the terms of any plan of reorganization that will ultimately be confirmed by the bankruptcy court in the Chapter 11 Cases and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Disclosure Statement, Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward-Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports and filings can be accessed through the "Reorganization" and "Investors" sections of Solutia's website at www.solutia.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

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CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.

ST. LOUIS

2/14/06




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